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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CenterPoint Energy, Inc. (the "Company") on Form S-8 of our reports dated March 12, 2004 (which reports express an unqualified opinion and include explanatory paragraphs relating to the distribution of Reliant Resources, Inc., the change in the Company's method of accounting for goodwill and certain intangible assets pursuant to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and the recording of asset retirement obligations) and June 27, 2003, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in the Annual Report on Form 11-K of CenterPoint Energy, Inc. Savings Plan (formerly Reliant Energy, Incorporated Savings Plan) for the year ended December 31, 2002, respectively. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP

Houston Texas
May 26, 2004